Exhibit 99.1

HubSpot Reports Strong Q4 and Full Year 2016 Results

Total revenue grows 49% in 2016

CAMBRIDGE, MA (February 14, 2017) —HubSpot, Inc. (NYSE: HUBS), a leading inbound marketing and sales software company, today announced financial results for the fourth quarter and full year ended December 31, 2016.

Financial Highlights:

Revenue

Fourth Quarter 2016:

•	Total revenue was $76.4 million, up 44% compared to the fourth quarter of 2015.

•	Subscription revenue was $72.4 million, up 46% compared to the fourth quarter of 2015.

•	Professional services and other revenue was $4.0 million, up 15% compared to the fourth quarter of 2015.

Full Year 2016:

•	Total revenue was $271.0 million, up 49% compared to 2015.

•	Subscription revenue was $254.8 million, up 52% compared to 2015.

•	Professional services and other revenue was $16.2 million, up 15% compared to 2015.

Operating Loss

Fourth Quarter 2016:

•	GAAP operating margin was (18.1%) for the quarter, compared to (19.7%) in the fourth quarter of 2015.

•	Non-GAAP operating margin was (5.9%) for the quarter, an improvement of approximately 2 percentage points from (8.3%) in the fourth quarter of 2015.

•	GAAP operating loss was ($13.8) million for the quarter, compared to ($10.4) million in the fourth quarter of 2015.

•	Non-GAAP operating loss was ($4.5) million for the quarter, compared to ($4.4) million in the fourth quarter of 2015.

Full Year 2016:

•	GAAP operating margin was (16.5%) for 2016, compared to (25.5%) in 2015.

•	Non-GAAP operating margin was (4.4%) for 2016, an improvement of approximately 9 percentage points from (13.8%) in 2015.

•	GAAP operating loss was ($44.7) million for 2016, compared to ($46.5) million in 2015.

•	Non-GAAP operating loss was ($11.9) million for 2016, compared to ($25.1) million in 2015.

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Net Loss

Fourth Quarter 2016:

•	GAAP net loss was ($13.8) million, or ($0.39) per share for the quarter, compared to ($10.3) million, or ($0.30) per share, in the fourth quarter of 2015.

•	Non-GAAP net loss was ($4.5) million, or ($0.13) per share for the quarter, compared to ($4.2) million, or ($0.12) per share, in the fourth quarter of 2015.

•	Fourth quarter weighted average shares outstanding were 35.7 million compared to 34.2 million shares in the fourth quarter of 2015.

Full Year 2016:

•	GAAP net loss was ($45.6) million, or ($1.29) per share for 2016, compared to ($46.1) million, or ($1.39) per share, in 2015.

•	Non-GAAP net loss was ($12.8) million, or ($0.36) per share for 2016, compared to ($24.6) million, or ($0.74) per share, in 2015.

•	2016 weighted average shares outstanding were 35.2 million compared to 33.2 million shares in 2015.

Balance Sheet and Cash Flow

•	The company’s cash and cash equivalents and investments balance was $150.1 million as of December 31, 2016.

•	During the fourth quarter, the company generated $2.3 million of operating cash flow compared to $2.6 million of operating cash flow during the fourth quarter of 2015.

•	During the full year ended December 31, 2016, the company generated $19.4 million of operating cash flow compared to using ($0.4) million of operating cash flow during the year ended December 31, 2015.

Additional Recent Business Highlights

•	Grew total marketing customers to 23,226 at December 31, 2016, up 28% from December 31, 2015.

•	Increased average subscription revenue per customer during the fourth quarter of 2016 to $12,592 from $11,135 in the fourth quarter of 2015.

“2016 was an exciting year for HubSpot. We expanded our global footprint, added a record number of new customers and made significant strides in our goal to become non-GAAP operating income positive by year-end 2017. But even more importantly, we took steps towards evolving HubSpot from a single product company to a multi-product company with the goal of becoming the mid-market platform for growth” said Brian Halligan, HubSpot co-founder and CEO. “As we head into 2017, I think the bold bets we’re making in delivering on that goal through our full growth stack will set us up for success into the future.”

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Business Outlook

Based on information available as of February 14, 2017, HubSpot is issuing guidance for the first quarter and full year of 2017 as indicated below.

First Quarter 2017:

•	Total revenue is expected to be in the range of $78.5 million to $79.5 million.

•	Non-GAAP operating loss is expected to in the range of ($3.5) million to ($2.5) million. This excludes stock-based compensation expense of approximately $8.9 million and amortization of acquired intangible assets of approximately $16 thousand.

•	Non-GAAP net loss per common share is expected to be in the range of ($0.10) to ($0.08). This excludes stock-based compensation expense of approximately $8.9 million and amortization of acquired intangible assets of approximately $16 thousand. This assumes approximately 36.2 million weighted common shares outstanding.

Full Year 2017:

•	Total revenue is expected to be in the range of $349.0 million to $353.0 million.

•	Non-GAAP operating loss is expected to in be in the range of ($11.5) million to ($7.5) million. This excludes stock-based compensation expense of approximately $43.3 million and amortization of acquired intangible assets of approximately $16 thousand.

•	Non-GAAP net loss per common share is expected to be in the range of ($0.30) to ($0.22). This excludes stock-based compensation expense of approximately $43.3 million and amortization of acquired intangible assets of approximately $16 thousand. This assumes approximately 36.7 million weighted common shares outstanding.

Conference Call Information

HubSpot will host a conference call on Tuesday, February 14, 2017, at 4:30 p.m. Eastern Time (ET) to discuss its fourth quarter and full year 2016 financial results and business outlook. To access this call, dial (877) 201-0168 (domestic) or (647) 788-4901 (international). The conference ID is 49709414. Additionally, a live webcast of the conference call will be available in the “Investors” section of the HubSpot’s web site at www.hubspot.com.

Following the conference call, a replay will be available until 11 pm on February 21, 2017 at (855) 859-2056 (domestic) or (404) 537-3406 (international). The replay pass code is 49709414. An archived webcast of this conference call will also be available in the “Investor” section of HubSpot’s web site at www.hubspot.com. The company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

About HubSpot

HubSpot is a leading inbound marketing and sales platform. Over 23,000 customers in over 90 countries use HubSpot’s award-winning software, services, and support to create an inbound experience that will attract, engage, and delight customers. Learn more at www.hubspot.com.

The tables at the end of this press release include a reconciliation of generally accepted accounting principles (“GAAP”) to non-GAAP operating loss, operating margin, subscription margin, expense, expense as a percentage of revenue, and net loss attributable to common stockholders for the fourth quarter ended December 31, 2016 and 2015. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

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Cautionary Language Concerning Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our financial guidance for the first fiscal quarter of 2017 and full year 2017, our position to execute on our growth strategy in the mid-market, and our ability to expand our leadership position and market opportunity for our inbound platform. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, our history of losses, our ability to retain existing customers and add new customers, the continued growth of the market for an inbound platform; our ability to differentiate our platform from competing products and technologies; our ability to manage our growth effectively to maintain our high level of service; our ability to maintain and expand relationships with our marketing agency partners; our ability to successfully recruit and retain highly-qualified personnel; the price volatility of our common stock, and other risks set forth under the caption “Risk Factors” in our Quarterly Report on Form 10-Q filed on November 2, 2016 and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

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Consolidated Balance Sheets

(in thousands)

	December 31, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$59,702	$55,580
Short-term investments	54,648	48,972
Accounts receivable — net of allowance for doubtful accounts of $617 and $371 at December 31, 2016 and December 31, 2015, respectively	38,984	25,142
Deferred commission expense	9,025	8,114
Restricted cash	162	—
Prepaid hosting costs	5,299	3,047
Prepaid expenses and other current assets	8,433	4,899

Total current assets	176,253	145,754
Long-term investments	35,718	40,566
Property and equipment, net	30,201	18,161
Capitalized software development costs, net	6,523	4,655
Restricted cash	321	363
Other assets	950	1,007
Intangible assets, net	16	100
Goodwill	9,773	9,773

Total assets	$259,755	$220,379

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,350	$2,588
Accrued compensation costs	11,415	11,371
Other accrued expenses	15,237	12,313
Capital lease obligations	796	542
Deferred rent	159	86
Deferred revenue	95,426	64,407

Total current liabilities	127,383	91,307
Capital lease obligations, net of current portion	275	277
Deferred rent, net of current portion	10,079	6,345
Deferred revenue, net of current portion	1,171	732
Asset retirement obligations	591	—
Other long-term liabilities	1,556	10

Total liabilities	141,055	98,671

Commitments and contingencies
Stockholders’ equity:
Common stock	36	34
Additional paid-in capital	365,444	322,833
Accumulated other comprehensive loss	(864)	(805)
Accumulated deficit	(245,916)	(200,354)

Total stockholders’ equity	118,700	121,708

Total liabilities and stockholders’ equity	$259,755	$220,379

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Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Revenues:
Subscription	$72,418	$49,618	$254,775	$167,920
Professional services and other	4,026	3,508	16,192	14,023

Total revenue	76,444	53,126	270,967	181,943

Cost of Revenues:
Subscription	11,632	9,377	41,182	32,271
Professional services and other	5,255	4,330	20,683	15,652

Total cost of revenues	16,887	13,707	61,865	47,923

Gross profit	59,557	39,419	209,102	134,020

Operating expenses:
Research and development	12,815	8,671	45,997	32,457
Sales and marketing	47,116	31,572	162,647	112,629
General and administrative	13,446	9,625	45,120	35,408

Total operating expenses	73,377	49,868	253,764	180,494

Loss from operations	(13,820)	(10,449)	(44,662)	(46,474)

Other income (expense):
Interest income	262	151	854	390
Interest expense	—	(46)	(265)	(185)
Other (expense) income	(56)	241	(956)	628

Total other income (expense)	206	346	(367)	833

Loss before income tax provision	(13,614)	(10,103)	(45,029)	(45,641)
Income tax provision	(215)	(149)	(533)	(412)

Net loss	$(13,829)	$(10,252)	$(45,562)	$(46,053)

Net loss per share, basic and diluted	$(0.39)	$(0.30)	$(1.29)	$(1.39)
Weighted average common shares used in computing basic and diluted net loss per share:	35,672	34,172	35,197	33,222

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Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Operating Activities:
Net loss	$(13,829)	$(10,252)	$(45,562)	$(46,053)
Adjustments to reconcile net loss to net cash and cash equivalents provided by (used in) operating activities
Depreciation and amortization	3,185	1,832	11,177	7,343
Stock-based compensation	9,274	6,015	32,675	21,308
Provision for deferred income taxes	32	(95)	(133)	(50)
Amortization of bond premium discount	100	233	647	671
Noncash rent expense	1,275	1,582	3,968	1,793
Unrealized currency translation	227	(89)	81	(329)
Changes in assets and liabilities
Accounts receivable	(8,959)	(5,533)	(14,099)	(11,249)
Prepaid expenses and other assets	(2,740)	(2,096)	(6,126)	(3,373)
Deferred commission expense	(373)	(1,470)	(453)	(2,119)
Accounts payable	250	(424)	983	(508)
Accrued expenses	267	2,552	4,004	7,085
Deferred rent	(32)	13	(107)	392
Deferred revenue	13,596	10,372	32,311	24,666

Net cash and cash equivalents provided by (used in) operating activities	2,273	2,640	19,366	(423)

Investing Activities:
Purchases of investments	(7,808)	(19,746)	(52,131)	(113,615)
Maturities and sales of investments	7,452	19,018	50,840	23,018
Purchases of property and equipment	(2,439)	(6,245)	(15,789)	(8,427)
Capitalization of software development costs	(1,576)	(1,189)	(5,749)	(4,314)
Acquisition of a business	—	—	—	(600)
Restricted cash	(128)	222	(128)	(166)

Net cash and cash equivalents used in investing activities	(4,499)	(7,940)	(22,957)	(104,104)

Financing Activities:
Secondary offering proceeds, net of offering costs paid of $583	—	—	—	33,669
Employee taxes paid related to the net share settlement of stock-based awards	(548)	(390)	(2,368)	(8,607)
Proceeds related to issuance of common stock under stock plans	2,439	2,827	11,584	12,083
Repayments of capital lease obligations	(215)	(99)	(743)	(206)

Net cash and cash equivalents provided by financing activities	1,676	2,338	8,473	36,939

Effect of exchange rate changes on cash	(1,187)	(267)	(760)	(553)

Net (decrease) increase in cash and cash equivalents	(1,737)	(3,229)	4,122	(68,141)
Cash and cash equivalents, beginning of period	61,439	58,809	55,580	123,721

Cash and cash equivalents, end of period	$59,702	$55,580	$59,702	$55,580

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Reconciliation of non-GAAP operating loss and operating margin	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
(in thousands, except percentages)

GAAP operating loss	$(13,820)	$(10,449)	$(44,662)	$(46,474)
Stock-based compensation	9,274	6,015	32,675	21,308
Amortization of acquired intangible assets	20	26	84	96

Non-GAAP operating loss	$(4,526)	$(4,408)	$(11,903)	$(25,070)

GAAP operating margin	(18.1%)	(19.7%)	(16.5%)	(25.5%)
Non-GAAP operating margin	(5.9%)	(8.3%)	(4.4%)	(13.8%)

Reconciliation of non-GAAP net loss	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
(in thousands, except per share amounts)

GAAP net loss	$(13,829)	$(10,252)	$(45,562)	$(46,053)
Stock-based compensation	9,274	6,015	32,675	21,308
Amortization of acquired intangibles	20	26	84	96

Non-GAAP net loss	$(4,535)	$(4,211)	$(12,803)	$(24,649)

Non-GAAP net loss per share, basic and diluted	$(0.13)	$(0.12)	$(0.36)	$(0.74)
Weighted average common shares used in computing basic and diluted GAAP and non-GAAP net loss per common share:	35,672	34,172	35,197	33,222

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Reconciliation of non-GAAP expense and expense as a percentage of revenue

(in thousands, except percentages)

	Three Months Ended December 31,
	2016					2015
	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A
GAAP expense	$11,632	$5,255	$12,815	$47,116	$13,446	$9,377	$4,330	$8,671	$31,572	$9,625
Stock -based compensation	(149)	(402)	(2,457)	(3,984)	(2,282)	(92)	(365)	(1,497)	(2,380)	(1,681)
Amortization of acquired intangibles	(13)	—	—	(7)	—	(20)	—	—	(6)	—

Non-GAAP expense	$11,470	$4,853	$10,358	$43,125	$11,164	$9,265	$3,965	$7,174	$29,186	$7,944

GAAP expense as a percentage of revenue	15.2%	6.9%	16.8%	61.6%	17.6%	17.7%	8.2%	16.3%	59.4%	18.1%
Non-GAAP expense as a percentage of revenue	15.0%	6.3%	13.5%	56.4%	14.6%	17.4%	7.5%	13.5%	54.9%	15.0%

	Year Ended December 31,
	2016					2015
	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A
GAAP expense	$41,182	$20,683	$45,997	$162,647	$45,120	$32,271	$15,652	$32,457	$112,629	$35,408
Stock -based compensation	(512)	(1,640)	(8,828)	(13,352)	(8,343)	(341)	(1,216)	(6,327)	(7,658)	(5,766)
Amortization of acquired intangibles	(57)	—	—	(27)	—	(70)	—	—	(26)	—

Non-GAAP expense	$40,613	$19,043	$37,169	$149,268	$36,777	$31,860	$14,436	$26,130	$104,945	$29,642

GAAP expense as a percentage of revenue	15.2%	7.6%	17.0%	60.0%	16.7%	17.7%	8.6%	17.8%	61.9%	19.5%
Non-GAAP expense as a percentage of revenue	15.0%	7.0%	13.7%	55.1%	13.6%	17.5%	7.9%	14.4%	57.7%	16.3%

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Reconciliation of non-GAAP subscription margin

(in thousands, except percentages)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015

GAAP subscription margin	$60,786	$40,241	$213,593	$135,649
Stock -based compensation	149	92	512	341
Amortization of acquired intangible assets	13	20	57	70

Non-GAAP subscription margin	$60,948	$40,353	$214,162	$136,060

GAAP subscription margin percentage	83.9%	81.1%	83.8%	80.8%
Non-GAAP subscription margin percentage	84.2%	81.3%	84.1%	81.0%

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Non-GAAP Financial Measures

In this release, HubSpot’s non-GAAP operating loss, operating margin, subscription margin, expense, expense as a percentage of revenue, net loss and net loss per common share are not presented in accordance with GAAP and are not intended to be used in lieu of GAAP presentations of results of operations.

Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company’s financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included above in this press release.

These non-GAAP measures exclude share-based compensation and amortization of acquired intangible assets. We believe investors may want to exclude the effects of these items in order to compare our financial performance with that of other companies and between time periods:

(a)	Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. We believe that the exclusion of stock-based compensation expense allows for financial results that are more indicative of our operational performance and provide for a useful comparison of our operating results to prior periods and to our peer companies because stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price.

(b)	Expense for the amortization of acquired intangible assets is a non-cash item, and we believe that the exclusion of this amortization expense provides for a useful comparison of our operating results to prior periods and to our peer companies.

Investor Relations Contact:

Chuck MacGlashing,

investors@hubspot.com

Media Contact:

Laura Moran,

lmoran@hubspot.com

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